Exhibit 10.22.4

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of October 31, 2017, by and between ARE-NC REGION NO. 5, LLC, a Delaware limited liability company (“Landlord”), and HUMACYTE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 31, 2015, as amended by that certain letter agreement dated January 29, 2016, and as further amended by that certain First Amendment to Lease dated as of September 30, 2016, as further amended by that certain Second Amendment to Lease dated as of February 8, 2017, and as further amended by that certain Third Amendment to Lease dated as of April 21, 2017 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases that certain building located at 2525 E. NC Highway 54, Durham, North Carolina premises containing approximately 82,996 rentable square feet (the “Premises”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to provide for Landlord to make available an additional allowance for the construction of Tenant Improvements in the Premises pursuant to and in accordance with the Work Letter.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Additional TI Allowance. In addition to the TI Allowance, the Additional TI Allowance and the Second Expansion Premises TI Allowance, Landlord shall make available to Tenant an additional allowance of up to $5,000,000 (“Additional TI Fund”) for the construction of Tenant Improvements in the Premises pursuant to and in accordance with the Work Letter. For the avoidance of doubt, the Tenant Improvements shall be of a fixed and permanent nature and Tenant shall have no right to remove any of the Tenant Improvements at any time during the Term or at the expiration or earlier termination of the Term.

Following the disbursement of the Additional TI Fund, Base Rent payable through March 31, 2027, shall increase by an amount equal to the amount (per rentable square foot per year) provided on the schedule set forth below:

Additional TI Fund (per rentable square foot)	Incremental Increase in Base Rent (per rentable square foot) per year
$0.00 - $60.2439	$9.8186

For example, if the entire Additional TI Fund was disbursed by Landlord, Base Rent payable through March 31, 2027, would be increased by $9.8186 per rentable square foot of the Premises per year.

2.	OFAC. Tenant is and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

3.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

4.	Miscellaneous.

a. This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d. Except as amended by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

TENANT:

HUMACYTE, INC.,
a Delaware corporation

By:	/s/ Paul S. Boyer
Its:	Chief Financial Officer

LANDLORD:

ARE-NC REGION NO. 5, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:	/s/ Gary Dean
Its:	Senior Vice President, RE Legal Affairs

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